SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2003

ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (703) 406-5000

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On July 2, 2003, Orbital Sciences Corporation announced that it had entered into a purchase agreement for a private offering of $135 million Senior Notes due 2011 pursuant to Rule 144A of the Securities Act of 1933, as amended. Orbital Sciences Corporation’s press release, dated July 2, 2003, relating to the private offering and issued pursuant to Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits:

Exhibit No.	Description
99.1.	Orbital Sciences Corporation press release, dated July 2, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)

By:	/s/ Michael R. Williams Michael R. Williams Vice President and Treasurer

Date: July 3, 2003

Exhibit Index

Exhibit No.	Description
99.1.	Orbital Sciences Corporation press release, dated July 2, 2003.